UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2013
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4353 Park Terrace Drive. Westlake Village, California 91361

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (818) 706 -3111

Not Applicable
(Former name or former address, if changed since last report)

 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

 On July 9, 2013, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), entered into a Letter Agreement (the “Letter Agreement”), which amends the Asset Purchase Agreement (the “Purchase Agreement”) dated as of May 8, 2013, by and among the Company, GEE Content Services Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Content Services”), GEE Newco Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Newco”), PMG California, Inc., a Canadian corporation and wholly owned subsidiary of the Company (“PMG California”), DTI Software FZ-LLC, a UAE limited liability company and affiliate of the Company (“DTI Software,” and, collectively with Content Services, Newco, PMG California and the Company, the “Buyer”), Post Modern Edit, LLC, a California limited liability company dba Post Modern Group, LLC (“PMG”), on its own behalf and on behalf of each of certain affiliates of PMG (sometimes collectively with PMG, the “PMG Companies”), Richard Warren, an individual (“Warren”), and Hamid Samnani, an individual (“Samnani” and, together with Warren, each a “Seller” and collectively, the “Sellers”).

Parties

The Letter Agreement provides for an additional wholly owned subsidiary of the Company, to be added to the Purchase Agreement as a “Buyer” thereunder.

Consideration Issued to the Sellers

The Letter Agreement provides that subject to the terms of an escrow agreement, pursuant to the Purchase Agreement, the Buyer shall pay to PMG, as consideration for the assets purchased thereunder, (i) an aggregate of (A) $10,850,000 plus (B) a portion of the PMG Companies’ outstanding debt obligations to Union Bank, National Association (“Union Bank”), determined by multiplying (x) the positive difference between (A) $3,440,000 and (B) the aggregate amount of the outstanding principal balance of the PMG Companies’ debt obligations to Union Bank plus all accrued but unpaid interest due thereon as of the closing date under the Purchase Agreement (the “Closing Date”), by (y) 0.5 (collectively, the “Cash Consideration”), as adjusted pursuant to the Purchase Agreement and (ii) $4,187,816, payable in the form of 431,734 shares of the Company’s common stock, par value $0.0001 per share, valued at $9.70 per share. As a result of the Letter Agreement, the Cash Consideration has been increased by an amount equal to approximately $350,000, the amount of shares issued under the Purchase Agreement has been decreased by an amount equal to 83,730 shares and the escrow amount has decreased from $1,550,000 to $1,470,000, all of which shall consist of shares of the Company’s common stock, par value $0.0001 per share, valued at $9.70 per share.

The Letter Agreement also provides that in preparation of the statement of net working capital of the PMG Companies as of the Closing Date (the “Closing Date Statement”), Buyer will not treat the imposition of non-cash deferred revenue with respect to any of the assets purchased under the Purchase Agreement relating to Criterion Pictures U.S.A., Inc., Visual Education Centre Ltd. and their affiliates (collectively, “Criterion Pictures”) as a current liability for purposes of the calculation of net working capital, provided that (i) the addition of such deferred revenue is solely the result of the application of U.S. GAAP to the books and records of Criterion Pictures as such books and records relate to the proper accounting treatment of the so-called institutional location licenses thereof and (ii) only that portion of such non-cash deferred revenue balance that is not offset by a current asset of Criterion Pictures is excluded from the calculation of current liabilities for purposes of the Closing Date Statement and the calculation of net working capital.

Conditions to Completion of the Asset Purchase

The Letter Agreement removes a condition to closing that each of the Sellers and each of the PMG Companies shall have been released from all obligations of the PMG Companies to Union Bank, and replaces it with a condition to closing that each of the Sellers and the PMG Companies shall have been indemnified and held harmless from any losses arising from obligations of the PMG Companies to Union Bank.

Covenants

The Letter Agreement provides for an additional obligation of PMG to manage (subject to the exclusive direction and control of the Buyer) all bank, borrowing and related accounts included in the assets purchased under the Purchase Agreement for the benefit of the Buyer until such time as the transfer of such assets is approved by Union Bank.

The Letter Agreement provides for an additional obligation of the Buyer to use reasonable efforts to have the Sellers and the PMG Companies released by Union Bank by August 31, 2013 and to have all funds deposited with Union Bank or pledged by the Sellers in connection with any obligations owed to Union Bank returned or released by August 31, 2013.

Indemnification

The Letter Agreement provides for an additional indemnification obligation of the Sellers and the PMG Companies to jointly and severally indemnify, protect, defend and hold the Company, the Buyer and each of their respective affiliates, directors, officers, employees and agents (collectively, the “Acquiring Parties”) harmless from and against any and all suits, orders, losses, damages, penalties, dues, fines, costs, amounts paid in settlement, liabilities, obligations, expenses, interest and fees (including reasonable attorneys’, consultants and experts’ fees and disbursement and court costs) sustained or incurred, directly or indirectly, by any Acquiring Party, as a result of any business relationship by or among the Sellers or any PMG Company and DOT Acquisition Corp. or any of its officers, directors, employees, stockholders, affiliates and agents.

Copies of the Purchase Agreement and Letter Agreement are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference, and the foregoing description of the Letter Agreement is qualified in its entirety by reference thereto.

Lock-Up Agreements and Employment Agreements

 On July 9, 2013, the Company also entered into Lock-Up Agreements with certain of the PMG Companies, pursuant to which all of the shares paid by the Company for the assets purchased under the Purchase Agreement are subject to lock-up for periods ranging from thirty (30) days to twelve (12) months from the Closing Date. In that regard, (a) approximately eleven percent (11%) of such shares are held for at least thirty (30) days from the Closing Date, (b) an additional approximately ten percent (10%) of such shares are held for at least sixty (60) days from the Closing Date, (c) an additional approximately ten percent (10%) of such shares are held for at least ninety (90) days from the Closing Date, (d) an additional approximately forty-eight (48%) of such shares are held for at least nine (9) months from the Closing Date and (e) the remaining twenty-one percent (21%) of such shares are held for at least twelve (12) months from the Closing Date.

The Buyer also entered into Employment Agreements with each of Samnani and Warren on July 9, 2013.

Forward Looking Statements

This Current Report on Form 8-K may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements with respect to the expected  performance, strategies, prospects and other aspects of the business of the Company are based on current expectations that are subject to risks and uncertainties.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01. Regulation FD.

On July 10, 2013, the Company issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement, as amended by the Letter Agreement. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

2.1†	Asset Purchase Agreement, dated as of May 8, 2013, by and among the Company and the other parties thereto.

2.2	Letter Agreement, dated as of July 9, 2013, by and among the Company and the other parties thereto.

99.1	Press Release dated July 10, 2013.

†The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle ENTERTAINMENT INC.

Dated: July 10, 2013	By:	/s/ Michael Pigott
Name: Michael Pigott
Title: VP Legal

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1†	Asset Purchase Agreement, dated as of May 8, 2013, by and among the Company and the other parties thereto.

2.2	Letter Agreement, dated as of July 9, 2013, by and among the Company and the other parties thereto.

99.1	Press Release dated July 10, 2013.

†The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.